UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2021

CANNAE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38300	82-1273460
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Village Center Circle Las Vegas, NV	89134
(Address of principal executive offices)	(Zip Code)

(702) 323-7330

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Cannae Common Stock, par value $0.0001 per share	CNNE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets

PIPE Investment

As previously disclosed, on January 25, 2021, Cannae Holdings, LLC (“Cannae”), a subsidiary of Cannae Holdings, Inc. (“Cannae Holdings”) entered into a subscription agreement (the “Subscription Agreement”) with Alight, Inc., a Delaware corporation f/k/a Acrobat Holdings, Inc. (the “Company”) and Foley Trasimene Acquisition Corp., a Delaware corporation n/k/a Alight Group, Inc. (“FTAC”), pursuant to which Cannae agreed to purchase from the Company, and the Company agreed to issue and sell to Cannae, 25.0 million shares of Class A common stock, par value $0.0001 per share, of the Company (the “Company Class A Common Stock”) at a purchase price of $10.00 per share for an aggregate investment amount of $250 million (the “PIPE Investment”).

The closing of the PIPE Investment was conditioned on, among other customary conditions, the transactions (the “Business Combination”) contemplated by that certain Amended and Restated Business Combination Agreement, dated as of April 29, 2021, by and among the Company, FTAC, Tempo Holding Company, LLC, a Delaware limited liability company, and the other parties thereto (the “Business Combination Agreement”), being consummated immediately following the PIPE Investment.

On July 2, 2021 (the “Closing Date”), the PIPE Investment and the Business Combination were consummated.

The foregoing description of the Subscription Agreement is not complete and is qualified in its entirety by reference to the Subscription Agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Forward Purchase Agreement

Also on July 2, 2021, immediately prior to the closing of the Business Combination and pursuant to that certain Forward Purchase Agreement, dated as of May 8, 2020, by and between FTAC and Cannae Holdings, as assigned by Cannae Holdings to Cannae pursuant to an Assignment and Assumption Agreement, dated as of January 25, 2021 (the “Forward Purchase Agreement”), Cannae purchased 15.0 million shares (the “Forward Purchase Shares”) of Class A common stock, par value $0.0001 per share, of FTAC (the “FTAC Class A Common Stock”) and 5.0 million warrants to purchase one share of FTAC Class A Common Stock (the “Forward Purchase Warrants”) for an aggregate purchase price of $150.0 million.

Share Purchases

On June 30, 2021, Cannae purchased approximately 5.2 million shares of FTAC Class A Common Stock (the “Purchased Shares”) at a purchase price of $10.01 per share for an aggregate investment of approximately $52.4 million.

Pursuant to the terms of the Business Combination Agreement, in connection with the closing of the Business Combination, the Forward Purchase Shares and the Purchased Shares were automatically converted into an equal number of shares of Company Class A Common Stock and the Forward Purchase Warrants were automatically converted into warrants to purchase the same number of shares of Company Class A Common Stock.

As a result of the PIPE Investment and the acquisition of the Forward Purchase Shares and the Purchased Shares, upon the consummation of the Business Combination, Cannae held approximately 10.1% of the outstanding shares of the Company Class A Common Stock and approximately 8.6% of the outstanding voting shares of the Company (including the Company’s Class V common stock). In connection with the PIPE Investment, the Company paid Cannae a fee of 2.0% of the amount of the PIPE Investment.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits.

Number	Description

10.1	Subscription Agreement, dated as of January 25, 2021, by and among Alight, Inc. (f/k/a Acrobat Holdings, Inc.), Foley Trasimene Acquisition Corp. and Cannae Holdings, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC by Cannae Holdings, Inc. on January 27, 2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2021

Cannae Holdings, Inc.

By:	/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	General Counsel and Corporate Secretary